Exhibit 10.10


        SEABOARD CORPORATION RETIREE MEDICAL BENEFIT PLAN


                            ARTICLE I.
                             PURPOSE

     This Seaboard Corporation Retiree Medical Benefit Plan is established by Seaboard Corporation effective March 4, 2005. The primary purpose of this Plan is to provide medical benefits not otherwise provided under the Seaboard Corporation Health Plan to certain individuals who have rendered valuable services to Seaboard Corporation.

                           ARTICLE II.
                           DEFINITIONS

      For purposes of this Plan, the following words and phrases shall have the meaning indicated below.

      2.1 "Benefits" means the insured medical benefits provided through this Plan.

      2.2  "Change of Control"
means an event or transaction which results in one or more of the following:

           (a) The acquisition by any person or entity (other than by the Company or one of its subsidiaries) of more than fifty percent (50%) of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

           (b) The liquidation of the Company or the sale of more than eighty-five percent (85%) of the assets of the Company to an unrelated person or entity;

           (c) The approval by the shareholders of the Company of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity's then outstanding voting securities; or

           (d) The acquisition by any person or entity (other than by any descendant of Otto Bresky, Senior or any trust established primarily for the benefit of any descendant of Otto Bresky, Senior) of more than 50% of either the membership interests or the combined voting power of Seaboard Flour, LLC.

      2.3  "COBRA"  means the Consolidated Omnibus Reconciliation
Act of 1985 as amended from time to time and the regulations thereunder.

      2.4 "Committee" means the committee that administers this Plan pursuant to Article V.

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      2.5  "Company"   means  Seaboard  Corporation,  a  Delaware
corporation, and its successors and assigns.

      2.6  "Company  Health Plan" means the Seaboard  Corporation
Health Plan as from time to time amended.

      2.7  "Dependent"   means  an unmarried  child  (natural  or
adopted)  of  an  Eligible Employee or  of  a  deceased  Eligible
Employee provided such unmarried child is either:

           (a) under 19 years of age and dependent on the Eligible Employee (if living) for support and maintenance; or

           (b) over 19 years of age and under 25 years of age, dependent on the Eligible Employee (if living) for support and maintenance, and enrolled as a full-time student (as determined by the educational institution) at a high school or licensed or accredited school of higher learning; or

           (c) over 19 years of age, primarily supported by the Eligible Employee (if living) and incapable of self-sustaining employment by reason of mental or physical handicap.

      2.8  "Effective  Date" means March 4, 2005, the  date  this
Plan is effective.

      2.9  "Eligible   Employee"  means  an  Employee  or  former
Employee described in Section 3.1 who is eligible to become a Participant upon satisfying the requirements for participation as set forth herein.

      2.10 "Employee" means an employee of the Employer.

      2.11 "Employer"   means the Company and any  subsidiary  or
affiliate of the Company that participates in this Plan with the consent of the Company and employs the Eligible Employee.

      2.12 "Family Member" means (a) a person who is legally married to (and not legally separated from) a Participant who is an Eligible Employee, and (b) any Dependant of a Participant who is an Eligible Employee. Family Member also means (a) a person who is legally married to (and not legally separated from) an Eligible Employee at the time of the Eligible Employee's death (whether or not such death occurs prior to the time the Eligible Employee becomes a Participant), and (b) any Dependant of an
Eligible Employee at the time of the Eligible Employee's death (whether or not such death occurs prior to the time the Eligible Employee becomes a Participant); provided, however, a Dependant who is a child of a deceased Eligible Employee shall not be a Family Member on and after the date such Dependant attains 19 years of age except that such Dependant will be a Family Member at any time or times such Dependant is (a) under 25 years of age and enrolled as a full-time student (as determined by the educational institution) at a high school or licensed or accredited school of higher learning, or (b) incapable of self-sustaining employment by reason of mental or physical handicap. If an Eligible Employee ceases to be an Eligible Employee under the provisions of Section 3.2, then any Family Member with respect to such Eligible Employee shall thereupon cease to be a Family

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Member and no individual shall thereafter become a Family  Member with respect to such Eligible Employee.

      2.13 "Medicare" means the program of medical care benefits provided under Title XIX of the Social Security Act of 1965, as amended from time to time.

      2.14 "Participant"  means an Eligible Employee or a  Family
Member who receives Benefits under this Plan.

      2.15 "Plan"  means the Seaboard Corporation Retiree Medical
Benefit Plan as set forth herein and as from time to time amended to the extent permitted hereunder with respect to any particular individual.

                           ARTICLE III.
                          PARTICIPATION

      3.1 Eligibility. All Employees whose names are listed on Addendum A attached to this Plan are Eligible Employees as of the Effective Date. Any other Employee of the Company or other
Employer will be an Eligible Employee if such Employee is specifically designated as an Eligible Employee in writing signed by the Chief Executive Officer of the Company and attached as an addendum to this Plan. Once an Employee is an Eligible Employee the Employee will remain an Eligible Employee (even though no longer an Employee) except as otherwise provided in Section 3.2.

      3.2  Loss   of   Eligibility.   If   an  Eligible  Employee
unlawfully converts to his or her direct or indirect personal benefit a material amount of funds of the Company or of any subsidiary or affiliate of the Company, then such Eligible Employee shall cease to be an Eligible Employee as of the date of such conversion.

      3.3 Age and Service Conditions for Participation of Eligible Employee -- General Rule. An Eligible Employee may not become a Participant unless he or she has both (i) attained age 50, and (ii) completed at least 15 calendar years of continuous service as an Employee of the Employer or of any affiliate or subsidiary of the Employer.

      3.4 Age and Service Conditions for Participation of Eligible Employee -- Exceptions. An Eligible Employee may become a Participant without having satisfied the age and service conditions in Section 3.3 if (a) the Eligible Employee is involuntarily terminated by the Employer (other than under circumstances described in Section 3.2), or (b) there is a Change of Control prior to the Eligible Employee's termination of employment with the Employer, or (c) the Employer no longer provides medical benefits to Employees other than benefits provided under this Plan.

      3.5 Commencement of Participation of Eligible Employee Following Termination of Employment. An Eligible Employee who has terminated employment with the Employer and who prior to termination of employment has satisfied the age and service conditions under Section 3.3, or who under Section 3.4 is not required to satisfy the age and service conditions, will become a Participant as follows:

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           (a) If  at   the   time  of  the  Eligible  Employee's
termination  of  employment  with  the  Employer,  the   Eligible
Employee continues to receive medical benefits under the Company Health Plan pursuant to the provisions of COBRA, then the Eligible Employee will become a Participant upon the expiration of the period that such individual is receiving medical benefits pursuant to the provisions of COBRA.

           (b) If at the time of such Eligible Employee's termination of employment with the Employer, the Eligible Employee continues to receive medical benefits under the Company Health Plan under provisions of the Company Health Plan that provide benefits to certain retirees who are not eligible for coverage under Medicare, then the Eligible Employee will become a Participant at the time the Eligible Employee is no longer eligible to receive such retiree medical benefits under the Company Health Plan.

           (c) If at the time of an Eligible Employee's termination of employment with the Employer, the Eligible Employee is not entitled to receive medical benefits under the provisions of Company Health Plan under paragraphs (a) or (b) of this Section 3.5, then the Eligible Employee will become a Participant at the time of the Eligible Employee's termination of employment with the Employer.

      3.6  Commencement   of Participation of  Eligible  Employee
Prior  to  Termination  of  Employment.       If  prior  to   the
termination of employment of an Eligible Employee the Company terminates the Company Health Plan, then the Eligible Employee will become a Participant at the time of the termination of the Company Health Plan. Such Eligible Employee will continue to be a Participant upon such Eligible Employee's termination of employment unless such Eligible Employee ceases to be an Eligible Employee under Section 3.2.

      3.7  Commencement  of Participation of  Family  Member.   A
Family Member will become a Participant at the time of becoming a Family Member under Section 2.12.

      3.8  Termination   of   Participation  of  Participant.   A
Participant  will  cease  to  be  a  Participant  only   if   the
Participant ceases to be an Eligible Employee under Section 3.2.

      3.9  Termination   of Participation of  Family  Member.   A
Participant who is a Family Member will cease to be a Participant if he or she ceases to be a Family Member under Section 2.12.

      3.10 No Continuation Coverage. The Employer will have no obligation under COBRA or any other law to provide continuation coverage to any Participant following the date the Participant ceases to be a Participant hereunder.

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                           ARTICLE IV.
                            BENEFITS

      4.1 COBRA Payments. If an Eligible Employee is receiving medical benefits under the Company Health Plan pursuant to the provisions of COBRA, and if the Eligible Employee will become a Participant upon the expiration of the period that such individual is receiving medical benefits pursuant to the provisions of COBRA, then the Employer will pay the amounts payable by the Eligible Employee pursuant to COBRA necessary for medical coverage of the Eligible Employee and any legal spouse or Dependant of the Eligible Employee to continue for the period of coverage allowed under COBRA. Such payment may be by direct payment to the Eligible Employee or by any other method the Employer determines.

      4.2 Insured Benefits. All Benefits will be provided only through individual medical benefit insurance policies or contracts purchased by the Employer. Benefits may be provided either through a traditional indemnity insurance policy or through an arrangement with a health maintenance organization. The Company will select the provider of the Benefits in its sole and absolute discretion and after making a good faith judgment that the provider has a history of good business practices and is in sound financial health. If at any time prior to the termination of an individual's participation in the Plan the provider of Benefits selected will no longer provide Benefits of any type to the Participant due to the dissolution of the provider or a change in the provider's business practices, then the Company will arrange for Benefits for the Participant through another provider. If a provider fails to pay any Benefits with respect to a Participant that would otherwise be payable by the provider solely because the provider has become insolvent, the Employer will pay such amounts that otherwise would have been paid by the provider. Except as provided in the preceding sentences, the Employer will have no responsibility or liability for any action or inaction of the provider of Benefits in connection with providing such Benefits to a Participant other than action or inaction due to the Employer's failure to pay the provider the payment amount specified in the initial arrangement. The Employer may, in its sole and absolute discretion with no obligation to do so, pay Benefits hereunder from the general assets of the Employer on a self-insured basis with respect to any one or more Participants.

      4.3 Income Tax Gross-up Payments. In the event Benefits paid to a Participant in a particular calendar year constitute taxable income to the Participant and exceed in the aggregate the sum of $20,000, then the Employer will pay to the Participant a cash amount determined by the Employer in its discretion (which determination shall be made in good faith) sufficient to pay the state and federal income tax liability of the Participant with respect to the amount of taxable Benefits paid for such year in excess of the sum of $20,000. Such payment by the Employer shall be made no later than the later of (a) the last day of the year in which such taxable Benefits are paid, or (b) 90 days after the Employer determines that such Benefits are taxable. The payment to be made under this Section 4.3 shall be only with respect to taxable Benefits and not with respect to any other taxable income of the Participant (including taxable amounts paid under this Section 4.3.)

      4.4 Benefits for Participants Not Eligible for Medicare. Benefits provided hereunder for a Participant who is not eligible for medical coverage under Medicare will be comparable to the medical benefits provided under the Company Health Plan at the time the

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Participant  becomes a Participant  under  this  Plan;  provided,
however, that the Benefits will not be subject  to  any   overall
lifetime or annual maximum dollar limits.  For  purposes  of this
Section 4.4,  "comparable"  means  as  similar   as  possible  as
determined by the Company in its discretion in good faith taking into account the options available for the Company in selecting a provider of Benefits at such time. In the case of a Participant who was a participant in the Company Health Plan at the time of becoming a Participant, the Company will determine "comparable" based upon the medical benefits of such Participant in the Company Health Plan immediately prior to becoming a Participant. In the case of any other Participant, the Company will make a good faith effort to determine "comparable" in its discretion based upon reasonable assumptions as to the type of coverage the Participant would have had under the Company Health Care Plan.

      4.5 Benefits for Participants Eligible for Medicare. Benefits provided hereunder for a Participant who is eligible for medical coverage under Medicare will be comparable to the medical coverage provided under the Company Health Plan for retired employees of Seaboard Corporation eligible for Medicare coverage at the time of the adoption of this Plan, except that the Benefits will not be subject to any overall lifetime or annual maximum dollar limits. For purposes of this Section 4.5, "comparable" means as similar as possible as determined by the Company in its discretion in good faith taking into account the options available for the Company in selecting a provider of Benefits at such time.

      4.6 Benefits Secondary to Other Coverage. At any time a Participant has medical coverage in addition to the Benefits hereunder then the Benefits hereunder shall be secondary to any such other medical coverage. Therefore Benefits otherwise provided hereunder will be reduced to the extent provided under such other medical coverage.

      4.7  Participant  Agreement to Provide Information.   As  a
condition to receiving Benefits, a Participant agrees to provide the Employer or the Committee any information reasonably needed in order to administer any of the provisions of the Plan.

      4.8 No Benefits for Persons Related to Family Members. In no event will any Benefits be provided to any individual who is not an Eligible Employee or the Family Member of an Eligible
Employee.


                           ARTICLE V.
                         ADMINISTRATION

      The Company may delegate the authority to administer the Plan to a Committee. In the absence of any such delegation the Company will be the Committee for purposes of the Plan. The Committee is authorized in its sole and absolute discretion to construe and interpret the provisions of the Plan. Any interpretation of the Plan and any decision on any matter within the discretion of the Committee made in good faith is binding on all persons. The Committee and the individual members of the Committee will be indemnified by the Company against any and all liabilities, losses, costs and expenses of any kind or nature incurred by or asserted against the Committee or any individual member of the Committee in connection with any action or inaction pursuant to this Plan.

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                           ARTICLE VI.
                    MISCELLANEOUS PROVISIONS


      6.1 Amendment or Termination of Plan. The Company may amend the Plan at any time in its sole discretion by execution of a written amendment to the Plan or by resolution of the Board of Directors of the Company. An amendment to the Plan may provide for a partial or complete termination of the Plan. Notwithstanding the preceding sentences, if any such amendment would adversely affect any individual who is an Eligible Employee, Participant or Family Member at the time of such amendment, then the Plan provisions as in effect immediately prior to such amendment shall remain in effect for such individual and such amendment shall not apply with respect to such individual.

      6.2 Special Rule for Substantial Change in United States Health Care. Notwithstanding the provisions of Section 6.1, the Company may amend the Plan in any manner it deems advisable in its sole and absolute discretion, with respect to current and future Eligible Employees and Participants, if there is a substantial change in the provision of health care coverage in the United States (including, but not limited to, the adoption of what is often referred to as "socialized medicine" or "universal coverage") such that medical coverage for Eligible Employees and Participants is available elsewhere and the nature of such other coverage is such that the Company would not have adopted this Plan had such other coverage been available at the time of the adoption of this Plan. The Company will act in good faith in adopting any amendment to the Plan under this Section 6.2 and the Company will endeavor in good faith to assure that those individuals who are Eligible Employees, Participants or Family Members at the time of any such amendment receive benefits comparable to the medical coverage they were receiving under the Plan, or were anticipated to receive in the future under the Plan, immediately prior to any such amendment.

      6.3 No Employment Rights. Nothing contained herein shall be construed as conferring upon an Eligible Employee the right to continue in the employ of the Employer in the Eligible Employee's current position or in any other capacity. Each Eligible Employee shall have contractual rights to enforce the provisions of the Plan.

      6.4 Successors and Assigns. The provisions of this Plan are binding upon the Employer and its successors and assigns.

      6.5 Governing Law. This Plan shall be subject to and construed in accordance with the laws of the State of Kansas.

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      IN WITNESS WHEREOF, this Plan is executed this  4th  day of
March, 2005.


                            SEABOARD CORPORATION


                            By:     /s/ H.H. Bresky
                            Title:  H. H. Bresky, President and Chief
                                    Executive Officer

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